Exhibit 99.1

Press Release

April 28, 2022

FOR IMMEDIATE RELEASE
For more information contact:
Jane Funk, Executive Vice President, Treasurer and Chief Financial Officer (515) 222-5766

WEST BANCORPORATION, INC. ANNOUNCES RECORD FIRST QUARTER NET INCOME, DECLARES QUARTERLY DIVIDEND

West Des Moines, IA - West Bancorporation, Inc. (Nasdaq: WTBA; the “Company”), parent company of West Bank, today reported first quarter 2022 net income of $13.2 million, or $0.78 per diluted common share, compared to first quarter 2021 net income of $11.8 million, or $0.70 per diluted common share. On April 27, 2022, the Company’s Board of Directors declared a regular quarterly dividend of $0.25 per common share. The dividend is payable on May 25, 2022, to stockholders of record on May 11, 2022.

The Company recorded a negative provision for loan losses of $750 thousand for the three months ended March 31, 2022, compared to a provision for loan losses of $500 thousand for the three months ended March 31, 2021. The negative provision in 2022 was due to the sustained performance of loans after the expiration of COVID modifications and sustained improvement in classified loans. Total assets were $3.5 billion at March 31, 2022, compared to $3.2 billion at March 31, 2021.

David Nelson, President and Chief Executive Officer of the Company, commented, “West Bancorporation, Inc. experienced record performance in the first quarter of 2022, compared to any prior first quarter of the Company. Net income increased 12 percent in the first quarter of 2022, compared to the first quarter of 2021. We are very proud of the strength and experience of our banking teams in all of our markets. We continue to find opportunities to build new and expand existing customer relationships and feel confident in our ability to serve the needs of our communities. Our credit quality has remained incredibly strong, as even our classified and impaired loans continue to make timely payments.”

David Nelson added, “After only three years in the market, we opened our newly constructed bank building in St. Cloud, Minnesota in March 2022. Our success in that market is a testament to our business model and the hard work of our local bankers and community board advocates who help us tell our story. We currently have other new bank building projects in various stages of planning and development, including our new corporate headquarters in West Des Moines, Iowa. These buildings represent our commitment to our customers, our employees and the communities we serve as we continue our pursuit of excellence.”

The Company filed its report on Form 10-Q with the Securities and Exchange Commission today. Please refer to that document for a more in-depth discussion of the Company’s financial results. The Form 10-Q is available on the Investor Relations section of West Bank’s website at www.westbankstrong.com.

The Company will discuss its financial results on a conference call scheduled for 10:00 a.m. Central Time tomorrow, Friday, April 29, 2022. The telephone number for the conference call is 844-200-6205 with access code 313064. A recording of the call will be available until May 13, 2022, by dialing 866-813-9403 with access code 675184.

About West Bancorporation, Inc. (Nasdaq: WTBA)
West Bancorporation, Inc. is headquartered in West Des Moines, Iowa. Serving customers since 1893, West Bank, a wholly-owned subsidiary of West Bancorporation, Inc., is a community bank that focuses on lending, deposit services, and trust services for small- to medium-sized businesses and consumers. West Bank has seven offices in the Des Moines, Iowa metropolitan area, one office in Coralville, Iowa, and four offices in Minnesota in the cities of Rochester, Owatonna, Mankato and St. Cloud.

Certain statements in this report, other than purely historical information, including estimates, projections, statements relating to the Company’s business plans, objectives and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meanings of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may appear throughout this report. These forward-looking statements are generally identified by the words “believes,” “expects,” “intends,” “anticipates,” “projects,” “future,” “confident,” “may,” “should,” “will,” “strategy,” “plan,” “opportunity,” “will be,” “will likely result,” “will continue” or similar references, or references to estimates, predictions or future events. Such forward-looking statements are based upon certain underlying assumptions, risks and uncertainties. Because of the possibility that the underlying assumptions are incorrect or do not materialize as expected in the future, actual results could differ materially from these forward-looking statements.  Risks and uncertainties that may affect future results include: the effects of the COVID-19 pandemic, including its effects on the economic environment, our customers and our operations, including due to supply chain disruptions, as well as any changes to federal, state or local government laws, regulations or orders in connection with the pandemic; interest rate risk; competitive pressures, including from non-bank competitors such as “fintech” companies; pricing pressures on loans and deposits; changes in credit and other risks posed by the Company’s loan and investment portfolios, including declines in commercial or residential real estate values or changes in the allowance for loan losses dictated by new market conditions, accounting standards (including as a result of the future implementation of the current expected credit loss (CECL) accounting standard) or regulatory requirements; changes in local, national and international economic conditions, including rising rates of inflation; changes in legal and regulatory requirements, limitations and costs; changes in customers’ acceptance of the Company’s products and services; cyber-attacks; unexpected outcomes of existing or new litigation involving the Company; the monetary, trade and other regulatory policies of the U.S. government, including anticipated rate increases; acts of war or terrorism, including the Russian invasion of Ukraine, widespread disease or pandemics, such as the COVID-19 pandemic, or other adverse external events; developments and uncertainty related to the future use and availability of some reference rates, such as the London Interbank Offered Rate, as well as other alternative reference rates; changes to U.S. tax laws, regulations and guidance; liquidity risk due to excess liquidity at the Company’s bank subsidiary; talent and labor shortages; and any other risks described in the “Risk Factors” sections of reports filed by the Company with the Securities and Exchange Commission. The Company undertakes no obligation to revise or update such forward-looking statements to reflect current or future events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

WEST BANCORPORATION, INC. AND SUBSIDIARY
Financial Information (unaudited)
(in thousands)

CONSOLIDATED BALANCE SHEETS	March 31, 2022	March 31, 2021
Assets
Cash and due from banks	$21,896	$23,570
Federal funds sold	122,359	301,919
Securities available for sale, at fair value	797,912	447,152
Federal Home Loan Bank stock, at cost	10,269	12,414
Loans	2,485,366	2,303,999
Allowance for loan losses	(27,623)	(30,008)
Loans, net	2,457,743	2,273,991
Premises and equipment, net	40,898	29,308
Bank-owned life insurance	43,836	42,906
Other assets	52,156	41,646
Total assets	$3,547,069	$3,172,906

Liabilities and Stockholders’ Equity
Deposits:
Noninterest-bearing demand	$710,697	$691,329
Interest-bearing:
Demand	554,235	466,913
Savings	1,632,690	1,318,536
Time of $250 or more	46,486	45,844
Other time	147,144	159,471
Total deposits	3,091,252	2,682,093
Federal funds purchased	—	4,060
Other borrowings	196,954	216,374
Other liabilities	22,383	35,850
Stockholders’ equity	236,480	234,529
Total liabilities and stockholders’ equity	$3,547,069	$3,172,906

WEST BANCORPORATION, INC. AND SUBSIDIARY
Financial Information (continued) (unaudited)
(in thousands)

	Three Months Ended March 31,
CONSOLIDATED STATEMENTS OF INCOME	2022	2021
Interest income
Loans, including fees	$23,286	$24,038
Securities	3,747	2,203
Other	82	69
Total interest income	27,115	26,310
Interest expense
Deposits	2,151	1,877
Federal funds purchased	—	1
Other borrowings	1,136	1,311
Total interest expense	3,287	3,189
Net interest income	23,828	23,121
Provision for loan losses	(750)	500
Net interest income after provision for loan losses	24,578	22,621
Noninterest income
Service charges on deposit accounts	580	582
Debit card usage fees	472	442
Trust services	629	652
Increase in cash value of bank-owned life insurance	227	220
Realized securities gains, net	—	4
Other income	481	565
Total noninterest income	2,389	2,465
Noninterest expense
Salaries and employee benefits	6,298	5,608
Occupancy	1,086	1,228
Data processing	624	602
FDIC insurance	337	404
Other expenses	2,317	2,429
Total noninterest expense	10,662	10,271
Income before income taxes	16,305	14,815
Income taxes	3,121	3,063
Net income	$13,184	$11,752

WEST BANCORPORATION, INC. AND SUBSIDIARY
Financial Information (continued) (unaudited)

	PER COMMON SHARE			MARKET INFORMATION (1)
	Net Income
	Basic	Diluted	Dividends	High	Low
2022
1st Quarter	$0.80	$0.78	$0.25	$32.60	$27.07

2021
4th Quarter	$0.72	$0.71	$0.24	$34.50	$29.30
3rd Quarter	0.77	0.76	0.24	31.98	26.26
2nd Quarter	0.80	0.79	0.24	29.90	23.92
1st Quarter	0.71	0.70	0.22	26.78	18.86
(1) The prices shown are the high and low sale prices for the Company’s common stock, which trades on the Nasdaq Global Select Market under the symbol WTBA. The market quotations, reported by Nasdaq, do not include retail markup, markdown or commissions.

	Three Months Ended March 31,
SELECTED FINANCIAL MEASURES	2022	2021
Return on average assets	1.51%	1.53%
Return on average equity	20.96%	20.77%
Net interest margin on a FTE basis (1)	2.85%	3.17%
Efficiency ratio (1)(2)	40.14%	39.75%

	As of March 31,
	2022	2021
Nonperforming assets to total assets (2)	0.25%	0.78%
Allowance for loan losses ratio	1.11%	1.30%
Allowance for loan losses ratio, excluding PPP loans (1)(3)	1.12%	1.39%
Tangible common equity ratio	6.67%	7.39%
(1) Non-GAAP financial measures - see reconciliation below
(2) A lower ratio is more desirable
(3) Paycheck Protection Program (PPP)

Definitions of ratios:
•Return on average assets - annualized net income divided by average assets.
•Return on average equity - annualized net income divided by average stockholders’ equity.
•Net interest margin - annualized tax-equivalent net interest income divided by average interest-earning assets.
•Efficiency ratio - noninterest expense (excluding other real estate owned expense) divided by noninterest income (excluding net securities gains/losses and gains/losses on disposition of premises and equipment) plus tax-equivalent net interest income.
•Nonperforming assets to total assets - total nonperforming assets divided by total assets.
•Allowance for loan losses ratio - allowance for loan losses divided by total loans.
•Allowance for loan losses ratio, excluding PPP loans - allowance for loan losses divided by total loans minus the amount of PPP loans.
•Tangible common equity ratio - common equity less intangible assets (none held) divided by tangible assets.

WEST BANCORPORATION, INC. AND SUBSIDIARY
Financial Information (continued) (unaudited)
(dollars in thousands)

NON-GAAP FINANCIAL MEASURES

This press release contains references to financial measures that are not defined in generally accepted accounting principles (GAAP). The following table reconciles the non-GAAP financial measures of net interest income and net interest margin on a fully taxable equivalent (FTE) basis, efficiency ratio on an adjusted and FTE basis, loans, net of PPP loans and allowance for loan losses ratio, excluding PPP loans, to their most directly comparable measures under GAAP.

	Three Months Ended March 31,
	2022	2021
Reconciliation of net interest income and net interest margin on a FTE basis to GAAP:
Net interest income (GAAP)	$23,828	$23,121
Tax-equivalent adjustment (1)	329	229
Net interest income on a FTE basis (non-GAAP)	24,157	23,350
Average interest-earning assets	3,432,114	2,979,710
Net interest margin on a FTE basis (non-GAAP)	2.85%	3.17%

Reconciliation of efficiency ratio on an adjusted and FTE basis to GAAP:
Net interest income on a FTE basis (non-GAAP)	$24,157	$23,350
Noninterest income	2,389	2,465
Adjustment for realized securities gains, net	—	(4)
Adjustment for losses on disposal of premises and equipment, net	18	24
Adjusted income	26,564	25,835
Noninterest expense	10,662	10,271
Efficiency ratio on an adjusted and FTE basis (non-GAAP) (2)	40.14%	39.75%

	As of March 31,
	2022	2021
Reconciliation of allowance for loan losses ratio, excluding PPP loans:
Loans outstanding (GAAP)	$2,485,366	$2,303,999
Less: PPP loans	(9,398)	(151,122)
Loans, net of PPP loans (non-GAAP)	2,475,968	2,152,877
Allowance for loan losses	27,623	30,008
Allowance for loan losses ratio, excluding PPP loans (non-GAAP) (3)	1.12%	1.39%

(1) Computed on a tax-equivalent basis using a federal income tax rate of 21 percent, adjusted to reflect the effect of the nondeductible interest expense associated with owning tax-exempt securities and loans. Management believes the presentation of this non-GAAP measure provides supplemental useful information for proper understanding of the financial results, as it enhances the comparability of income arising from taxable and nontaxable sources.
(2) The efficiency ratio expresses noninterest expense as a percent of fully taxable equivalent net interest income and noninterest income, excluding specific noninterest income and expenses. Management believes the presentation of this non-GAAP measure provides supplemental useful information for proper understanding of the Company’s financial performance. It is a standard measure of comparison within the banking industry. A lower ratio is more desirable.
(3)    Management believes that presenting the allowance for loan losses as a percentage of total loans excluding PPP loans is useful in assessing the credit quality of the Company’s core portfolio.